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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 4, 2003


                                VERITAS DGC INC.
             (Exact Name of Registrant As Specified In Its Charter)


           DELAWARE                     001-7427                76-0343152
 (State or Other Jurisdiction     (Commission File No.)      (I.R.S. Employer
       of Incorporation)                                    Identification No.)


                                 10300 TOWN PARK
                              HOUSTON, TEXAS 77072
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                  832-351-8300
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 5.  OTHER EVENTS

         In anticipation of closing a major refinancing, Veritas DGC Inc. ("Veritas") notified U.S. Bank National Association (the "Trustee") by letter dated February 4, 2003 that Veritas is electing, subject to revocation of the notice, to redeem (1) all of the securities designated 9 3/4% Senior Notes due in 2003 (the "Initial Notes"), in the aggregate principal amount of $75,000,000, issued pursuant to the Indenture dated as of October 23, 1996, between Veritas and Fleet National Bank (the "First Indenture"), and (2) all of the securities designated 9 3/4% Senior Notes due in 2003, Series B (the "Series B Notes"), and all of the securities designated 9 3/4% Senior Notes due in 2003, Series C (the "Series C Notes," and together with the Series B Notes and the Initial Notes, the "Senior Notes"), together in the aggregate principal amount of $60,000,000, both issued pursuant to the Indenture dated as of October 28, 1998, between Veritas and State Street Bank and Trust Company (the "Second Indenture," and together with the First Indenture, the "Indentures"). The Redemption Date, as is defined in the Indentures, is currently expected to be March 14, 2003. As is provided in the Indentures, Veritas's notice to the Trustee is revocable until written notice of redemption is given to the holders of the Senior Notes. The Trustee has been instructed not give the notice of redemption to the holders of the Senior Notes until Veritas specifically confirms that the notice should be sent.

         Veritas can give no assurance that the anticipated refinancing will occur or that the Senior Notes will be redeemed prior to their maturity in October 2003.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    VERITAS DGC INC.
                                    (Registrant)


                                            /s/ Matthew D. Fitzgerald
                                    --------------------------------------------
                                              Matthew D. Fitzgerald
                                     Executive Vice President, Chief Financial
                                               Officer and Treasurer




Date:  February 5, 2003